Exhibit 99.1

Bright Horizons Family Solutions® Reports Fourth Quarter of 2013 Financial Results

WATERTOWN, March 13, 2014/PRNewswire/ – Bright Horizons Family Solutions® Inc. (NYSE: BFAM), a leading provider of high-quality child care and early education and other services designed to help employers and families address the challenges of work and life, today announced financial results for the fourth quarter and full year of 2013.

Fourth quarter 2013 highlights (compared to fourth quarter 2012):

•	Revenue increased 17% to $319 million

•	Adjusted EBITDA* increased 13% to $53 million

•	Adjusted income from operations* rose 11% to $32 million

•	Adjusted net income* increased 126% to $21 million

•	Diluted adjusted earnings per pro forma common share* increased 88% to $0.32

Year ended December 31, 2013 highlights (compared to year ended December 31, 2012):

•	Revenue increased 14% to $1.22 billion

•	Adjusted EBITDA* increased 15% to $209 million

•	Adjusted income from operations* rose 13% to $127 million

•	Adjusted net income* increased 107% to $78 million

•	Diluted adjusted earnings per pro forma common share* increased 68% to $1.19

“We are very pleased to have completed 2013 with another quarter of strong operating and financial results” said David Lissy, Chief Executive Officer. “By a number of measures, 2013 was a record year for us as we achieved significant growth in all of our services and increased our position as the global leader in our field while returning to the public markets. I am very proud of our 25,000 employees who were once again recognized by Fortune magazine and by the Financial Times as one of the Best Places to Work in the U.S and in Europe,” Lissy continued. “Their steadfast commitment to our mission enables us to grow while delivering on our mission to provide high quality programs and solutions for the children, families, employees and clients we serve.”

Fourth quarter 2013 results

Revenue increased $45.8 million or 17% in the fourth quarter of 2013 from the fourth quarter of 2012 on contributions from new and ramping full service child care centers, average price increases of 3-4%, and expanded sales of back-up dependent care and educational advisory services.

In the fourth quarter of 2013, adjusted EBITDA increased $6.3 million or 13% and adjusted income from operations increased $3.2 million from the fourth quarter of 2012 primarily as a result of the $8.1 million increase in gross profit, partially offset by increases in selling, general and administrative expenses (“SG&A”), including investments in technology and marketing to support the growth of the business, and incremental overhead costs from the acquisitions of Kidsunlimited and Children’s Choice earlier in 2013. Enrollment gains and strong cost management in mature and ramping centers, and new child care centers and back-up dependent care and educational advisory clients have contributed to gross profit gains in 2013. These gains are tempered by the costs incurred during the initial ramp up phase for certain new lease/consortium centers and the ongoing integration of the acquisitions we completed in 2013.

In 2013, the Company incurred $5.3 million in transaction costs related to acquisitions and secondary offerings of common stock; in total, approximately $1.2 million of such costs were incurred in the fourth quarter of 2013 compared to $0.4 million in the fourth quarter of 2012. Including these transaction and offering costs, income from operations was $30.4 million for the fourth quarter of 2013 compared to $27.9 million in the same 2012 period, and net income was $23.7 million for the fourth quarter of 2013 compared to $4.2 million in 2012. Adjusted net income increased by $11.8 million, or 126%, to $21.2 million as compared to the fourth quarter of 2012, on expanded adjusted operating income and lower interest expense. Diluted adjusted earnings per pro forma common share increased 88%, from $0.17 in the fourth quarter of 2012 to $0.32 in the fourth quarter of 2013.

As of December 31, 2013, the Company operated 880 early care and education centers with the capacity to serve 99,700 children and families, a 14% increase in capacity since December 31, 2012.

*	Adjusted EBITDA, adjusted income from operations and adjusted net income are non-GAAP measures. Adjusted EBITDA represents earnings before interest, taxes, depreciation, amortization, straight line rent expense, stock compensation expense, expenses related to the IPO and refinancing that were completed in January 2013 (the “IPO and refinancing”), expenses related to secondary offerings, expenses associated with completed acquisitions, and the Sponsor management agreement termination fee. Adjusted income from operations represents income from operations before expenses related to the completion of the IPO and secondary offerings, and expenses associated with completed acquisitions. Adjusted net income represents net income determined in accordance with GAAP, adjusted for stock compensation expense, amortization expense, the Sponsor management agreement termination fee, IPO and refinancing expenses, secondary offering expenses, expenses associated with completed acquisitions and the income tax provision (benefit) thereon. These non-GAAP measures are more fully described and are reconciled from the respective measures determined under GAAP in the table referred to below. Diluted adjusted earnings per pro forma common share is a non-GAAP measure, calculated using adjusted net income, and gives effect to the conversion of Class L common stock as if the conversion were completed at the beginning of the respective fiscal period. Please refer to “Non-GAAP Measures,” “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations,” and “Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share” for further detail.

Balance Sheet and Cash Flow

In 2013, the Company generated approximately $160 million of cash flow from operations compared to $107 million for the same period in 2012 and invested $69 million in fixed assets and $130 million in acquired businesses. Net cash provided by financing activities totaled $37 million in 2013. The Company raised $235 million of net proceeds from the IPO completed on January 30, 2013, and repaid all of its outstanding indebtedness with the proceeds from the IPO and proceeds from the issuance of $790 million in new secured term loans. The Company did not sell any additional shares in the secondary offering completed in June 2013. In 2013, the Company’s cash and cash equivalents decreased by $5 million to $30 million and the net debt position declined $138 million to $735 million at December 31, 2013.

2014 Outlook

As described below, the Company is providing certain targets regarding its 2014 expectations.

•	Overall revenue growth in 2014 in the range of 10-12%

•	Adjusted EBITDA growth in 2014 in the range of 15-17%

•	Adjusted net income in 2014 in the range of $96 to $99 million

•	Diluted adjusted earnings per share in 2014 in the range of $1.42 to $1.46

•	Diluted weighted average shares of approximately 67.5 million shares

Conference Call

Bright Horizons Family Solutions will host an investor conference call today at 5:00 pm ET. Interested parties are invited to listen to the conference call by dialing 1-877-407-9039 or, for international callers, 1-201-689-8470, and asking for the Bright Horizons Family Solutions conference call, moderated by Chief Executive Officer David Lissy. Replays of the entire call will be available through March 20, 2014 at 1-877-870-5176 or, for international callers, at 1-858-384-5517, conference ID # 13576700. A webcast of the conference call will also be available through the Investor Relations section of the Company’s web site, www.brighthorizons.com. A copy of this press release is available on the web site.

Forward-Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” Bright Horizons Family Solutions’ actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we and our partners operate. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. The Company believes that these risks and uncertainties include, but are not limited to, the following: changes in the demand for child care and other dependent care services, including variation in enrollment trends and lower than expected demand from employer sponsor clients; the possibility that acquisitions may disrupt our operations and expose us to additional risk; our ability to pass on our increased costs; changes in our relationships with employer sponsors; our substantial indebtedness and the terms of such indebtedness; our ability to withstand seasonal fluctuations in the demand for our services; significant competition within our industry; our ability to implement our growth strategies successfully; as well as those risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K filed March 26, 2013. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, unless required by law.

Non-GAAP Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (“GAAP”) throughout this document, the Company has provided non-GAAP measurements – adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share – which present operating results on a basis adjusted for certain items. The Company uses these non-GAAP measures as key performance measures for the purpose of evaluating performance internally. We also believe these non-GAAP measures provide investors with useful information with respect to our historical operations. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. The use of the terms adjusted EBITDA, adjusted income from operations, adjusted net income and diluted adjusted earnings per pro forma common share may differ from similar measures reported by other companies. Adjusted EBITDA, adjusted income from operations, and adjusted net income are reconciled from the respective measures under GAAP in the attached table “Bright Horizons Family Solutions Inc. Non-GAAP Reconciliations”.

The number of common shares used in the calculations of diluted adjusted earnings per pro forma common share for the years ended December 31, 2013 and 2012 give effect to the conversion of all outstanding shares of Class L common stock at the conversion factor of 35.1955 common shares for each Class L share, as if the conversion was completed at the beginning of the respective fiscal period. The calculations of diluted adjusted earnings per pro forma common share also include the dilutive effect of stock options, using the treasury stock method. Shares sold in our IPO are included in the diluted adjusted earnings per pro forma common share calculations beginning on the date that such shares were actually issued (January 30, 2013 or, in the case of the shares subject to the underwriters’ option to purchase additional shares, February 21, 2013). Diluted adjusted earnings per pro forma common share is calculated using adjusted net income, as defined above. See the attached table “Bright Horizons Family Solutions Inc. Diluted Adjusted Earnings per Pro Forma Common Share” for further detail.

About Bright Horizons Family Solutions® Inc.

Bright Horizons Family Solutions® is a leading provider of high-quality child care, early education and other services designed to help employers and families better address the challenges of work and life. The Company provides center-based full service child care, back-up dependent care and educational advisory services to more than 900 clients across the United States, the United Kingdom, Ireland, the Netherlands, Canada and India, including more than 130 FORTUNE 500 companies and more than 80 of Working Mother magazine’s 2013 “100 Best Companies for Working Mothers”. Bright Horizons is one of FORTUNE magazine’s “100 Best Companies to Work For” and is one of the UK’s Best Workplaces as designated by the Great Place to Work® Institute. Bright Horizons is headquartered in Watertown, MA. The Company’s web site is located at www.brighthorizons.com.

Contacts:

Investors:

Elizabeth Boland

CFO – Bright Horizons

Eboland@brighthorizons.com

617-673-8125

Kevin Doherty

Director – Solebury Communications Group LLC

kdoherty@soleburyir.com

203-428-3233

Media:

Ilene Serpa

VP – Communications – Bright Horizons

iserpa@brighthorizons.com

617-673-8044

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, $ in thousands except per share amounts)

	Three Months Ended December 31,
	2013	%	2012	%

Revenue	$319,177	100.0%	$273,426	100.0%
Cost of services	247,961	77.7%	210,321	76.9%

Gross profit	71,216	22.3%	63,105	23.1%

Selling general and administrative expenses	32,779	10.3%	28,526	10.4%
Amortization of intangible assets	8,026	2.5%	6,635	2.5%

Income from operations	30,411	9.5%	27,944	10.2%

Interest expense, net	(9,154)	(2.9%)	(22,010)	(8.0%)

Income before tax	21,257	6.6%	5,934	2.2%

Income tax benefit (expense)	2,419	0.8%	(1,707)	(0.6%)

Net income	23,676	7.4%	4,227	1.6%

Net (loss) income attributable to non-controlling interest	(67)	0.0%	53	0.0%

Net income attributable to Bright Horizons Family Solutions Inc.	$23,743	7.4%	$4,174	1.6%

Accretion of Class L preference	—		20,810
Accretion of Class L preference for vested options	—		776

Net income (loss) available to common shareholders	$23,743		$(17,412)

Allocation of net income (loss) to common stockholders—basic and diluted:
Class L	$—		$20,810
Common stock	$23,743		$(17,412)
Earnings (loss) per share:
Class L—basic and diluted	$—		$15.68
Common stock:
Basic	$0.36		$(2.87)
Diluted	$0.35		$(2.87)

Weighted average number of common shares outstanding:
Class L—basic and diluted	—		1,327,115
Common stock:
Basic	65,190,234		6,062,664
Diluted	67,008,493		6,062,664

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, $ in thousands except per share amounts)

	Years Ended December 31,
	2013	%	2012	%

Revenue	$1,218,776	100.0%	$1,070,938	100.0%
Cost of services	937,840	76.9%	825,168	77.1%

Gross profit	280,936	23.1%	245,770	22.9%

Selling general and administrative expenses	141,827	11.6%	123,373	11.5%
Amortization of intangible assets	30,075	2.5%	26,933	2.5%

Income from operations	109,034	9.0%	95,464	8.9%

Loss on extinguishment of debt	(63,682)	(5.2%)	—	0.0%
Interest expense, net	(40,541)	(3.4%)	(83,712)	(7.8%)

	(104,223)	(8.6%)	(83,712)	(7.8%)

Income before tax	4,811	0.4%	11,752	1.1%

Income tax benefit (expense)	7,533	0.6%	(3,243)	(0.3%)

Net income	12,344	1.0%	8,509	0.8%

Net (loss) income attributable to non-controlling interest	(279)	0.0%	347	0.0%

Net income attributable to Bright Horizons Family Solutions Inc.	$12,623	1.0%	$8,162	0.8%

Accretion of Class L preference	—		79,211
Accretion of Class L preference for vested options	—		5,436

Net income (loss) available to common shareholders	$12,623		$(76,485)

Allocation of net income (loss) to common stockholders—basic and diluted:
Class L	$—		$79,211
Common stock	$12,623		$(76,485)
Earnings (loss) per share:
Class L—basic and diluted	$—		$59.73
Common stock:
Basic	$0.20		$(12.62)
Diluted	$0.20		$(12.62)

Weighted average number of common shares outstanding:
Class L—basic and diluted	—		1,326,206
Common stock:
Basic	62,659,264		6,058,512
Diluted	64,509,036		6,058,512

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$29,585	$34,109
Accounts receivable, net	78,691	62,714
Other current assets	56,894	39,194

Total current assets	165,170	136,017

Fixed assets, net	390,894	340,376
Goodwill	1,096,283	997,344
Other intangibles, net	435,060	432,580
Other assets	15,263	9,791

Total assets	$2,102,670	$1,916,108

LIABILITIES, NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$7,900	$2,036
Accounts payable and accrued expenses	107,626	97,207
Deferred revenue and other current liabilities	139,562	102,650

Total current liabilities	255,088	201,893

Long-term debt	756,323	904,607
Deferred income taxes	139,888	148,880
Other long-term liabilities	62,234	52,388

Total liabilities	1,213,533	1,307,768

Redeemable non-controlling interest	—	8,126

Common stock, Class L, at accreted distribution value	—	854,101
Total stockholders’ equity (deficit)	889,137	(253,887)

Total liabilities, non-controlling interest and stockholders’ equity (deficit)	$2,102,670	$1,916,108

Bright Horizons Family Solutions Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Years Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income	$12,344	$8,509
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	72,808	61,348
Loss on extinguishment of debt	63,682	—
Interest paid in kind and amortization of original issue discount and deferred financing costs	4,906	30,537
Stock-based compensation	10,692	17,596
Deferred income taxes	(13,410)	(12,045)
Other non-cash adjustments, net	713	879
Changes in assets and liabilities:
Accounts receivable	(11,458)	(1,580)
Prepaid expenses and other current assets	(18,779)	(4,328)
Accounts payable and accrued expenses	365	1,155
Other, net	37,816	4,911

Net cash provided by operating activities	159,679	106,982

Cash flows from investing activities:
Purchases of fixed assets, net	(69,320)	(69,065)
Purchase of long-term investments	(2,000)	—
Payments for acquisitions-net of cash acquired	(129,812)	(111,825)

Net cash used in investing activities	(201,132)	(180,890)

Cash flows from financing activities:
Borrowings of long-term debt	769,360	82,321
Principal payments of long term-debt	(7,900)	(5,472)
Extinguishment of long-term debt	(972,468)	—
Proceeds from initial public offering	234,944	—
Proceeds from the issuance of common stock upon exercise of options	11,040	2,115
Purchase of non-controlling interest	(4,139)	—
Tax benefit from stock-based compensation	5,923	3,381
Purchase of treasury stock	—	(5,140)

Net cash provided by financing activities	36,760	77,205

Effect of exchange rate changes on cash and cash equivalents	169	364

Net (decrease) increase in cash and cash equivalents	(4,524)	3,661

Cash and cash equivalents, beginning of period	34,109	30,448

Cash and cash equivalents, end of period	$29,585	$34,109

Bright Horizons Family Solutions Inc.

SEGMENT INFORMATION

(Unaudited, in thousands)

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Three months ended December 31, 2013
Revenue	$274,496	$36,906	$7,775	$319,177
Amortization of intangibles	7,769	181	76	8,026
Income from operations	17,961	11,100	1,350	30,411
Adjusted income from operations (1)	19,151	11,100	1,350	31,601

Three months ended December 31, 2012
Revenue	$232,536	$35,327	$5,563	$273,426
Amortization of intangibles	6,378	181	76	6,635
Income from operations	16,046	10,272	1,626	27,944
Adjusted income from operations (1)	16,416	10,365	1,664	28,445

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with the IPO, completed in January 2013, secondary offerings of stock in 2013 and transaction costs associated with the acquisitions of businesses in 2013.

	Full service center-based care	Back-up dependent care	Other educational advisory services	Total
Year ended December 31, 2013
Revenue	$1,049,854	$144,432	$24,490	$1,218,776
Amortization of intangibles	29,048	725	302	30,075
Income from operations	67,287	39,710	2,037	109,034
Adjusted income from operations (1)	82,470	41,563	2,817	126,850

Year ended December 31, 2012
Revenue	$922,214	$130,082	$18,642	$1,070,938
Amortization of intangibles	25,906	725	302	26,933
Income (loss) from operations	60,154	33,863	1,447	95,464
Adjusted income from operations (1)	72,718	36,997	2,767	112,482

(1)	Adjusted income from operations represents income from operations excluding expenses incurred in connection with the IPO, completed in January 2013, secondary offerings of stock in 2013, transaction costs associated with the acquisitions of businesses in 2013 and the modification of stock options in May 2012.

Bright Horizons Family Solutions Inc.

NON-GAAP RECONCILIATIONS

(Unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Net income	$23,676	$4,227	$12,344	$8,509
Interest expense, net	9,154	22,010	40,541	83,712
Income tax (benefit) expense	(2,419)	1,707	(7,533)	3,243
Depreciation	11,469	9,503	42,733	34,415
Amortization (a)	8,026	6,635	30,075	26,933

EBITDA	49,906	44,082	118,160	156,812
Additional Adjustments:
Straight line rent expense (b)	1,118	1,047	2,985	2,142
Stock compensation expense (c)	1,164	896	10,692	17,596
Sponsor management fee (d)	—	625	7,674	2,500
Loss on extinguishment of debt (e)	—	—	63,682	—
Stock offering costs (f)	689	401	1,336	1,801
Acquisition-related costs (g)	501	—	4,012	—

Total adjustments	3,472	2,969	90,381	24,039

Adjusted EBITDA	$53,378	$47,051	$208,541	$180,851

Income from operations	$30,411	$27,944	$109,034	$95,464
Stock compensation for performance-based awards (2013) and effect of option modification (2012) (c)	—	100	4,968	15,217
Sponsor termination fee (d)	—	—	7,500	—
Stock offering costs (f)	689	401	1,336	1,801
Acquisition-related costs (g)	501	—	4,012	—

Adjusted income from operations	$31,601	$28,445	$126,850	$112,482

Net income	$23,676	$4,227	$12,344	$8,509
Income tax (benefit) expense	(2,419)	1,707	(7,533)	3,243

Income before tax	21,257	5,934	4,811	11,752
Stock compensation expense (c)	1,164	896	10,692	17,596
Sponsor management fee (d)	—	625	7,674	2,500
Amortization (a)	8,026	6,635	30,075	26,933
Loss on extinguishment of debt (e)	—	—	63,682	—
Stock offering costs (f)	689	401	1,336	1,801
Acquisition-related costs (g)	501	—	4,012	—

Adjusted income before tax	31,637	14,491	122,282	60,582
Income tax expense (h)	(10,483)	(5,128)	(44,022)	(22,775)

Adjusted net income	$21,154	$9,363	$78,260	$37,807

(a)	Represents amortization of intangible assets, including $20 million in 2012 and 2013 associated with intangible assets recorded in connection with our going private transaction in May 2008.
(b)	Represents rent in excess of cash paid for rent, recognized on a straight line basis over the lease life in accordance with Accounting Standards Codification (“ASC”) Topic 840, Leases.
(c)	Represents non-cash stock-based compensation expense, including performance-based stock compensation charge.
(d)	Represents fees paid to our Sponsor under a management agreement, including the Sponsor termination fee.

(e)	Represents redemption premiums and write off of unamortized debt issue costs and original issue discount associated with indebtedness that was repaid in connection with a refinancing.
(f)	Represents costs incurred in connection with secondary offerings of common stock and costs incurred in connection with the initial public offering of common stock completed in January 2013, respectively.
(g)	Represents costs associated with the acquisition of businesses.
(h)	Represents income tax expense calculated on adjusted income before tax at the effective rate of 36.0% in 2013 and 37.6% in 2012.

Bright Horizons Family Solutions Inc.

DILUTED ADJUSTED EARNINGS PER PRO FORMA COMMON SHARE

(Unaudited, $ in thousands except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2013	2012	2013	2012
Diluted earnings per pro forma common share:
Net income	$23,676	$4,227	$12,344	$8,509

Pro forma weighted average number of common shares—diluted:
Weighted average number of Class L shares over period in which Class L shares were outstanding (1)	—	1,327,115	1,327,115	1,326,206
Adjustment to weight Class L shares over respective period	—	—	(1,290,251)	—

Weighted average number of Class L shares over period	—	1,327,115	36,864	1,326,206
Class L conversion factor	35.1955	35.1955	35.1955	35.1955

Weighted average number of converted Class L common shares	—	46,708,476	1,297,479	46,676,483
Weighted average number of common shares	65,190,234	6,062,664	62,659,264	6,058,512

Pro forma weighted average number of common shares—basic	65,190,234	52,771,140	63,956,743	52,734,995
Incremental dilutive shares (2)	1,818,259	817,781	1,849,772	256,418

Pro forma weighted average number of common shares—diluted	67,008,493	53,588,921	65,806,515	52,991,413

Diluted earnings per pro forma common share	$0.35	$0.08	$0.19	$0.16

Diluted adjusted earnings per pro forma common share:
Adjusted net income	$21,154	$9,363	$78,260	$37,807

Pro forma weighted average number of common shares—basic	65,190,234	52,771,140	63,956,743	52,734,995
Incremental dilutive shares (2)	1,818,259	817,781	1,849,772	256,418

Pro forma weighted average number of common shares—diluted	67,008,493	53,588,921	65,806,515	52,991,413

Diluted adjusted earnings per pro forma common share	$0.32	$0.17	$1.19	$0.71

(1)	The weighted average number of Class L shares in the actual Class L earnings per share calculation for the three and twelve months December 31, 2013 represents the weighted average from the beginning of the period up through the date of conversion of the Class L shares into common shares. As such, the pro forma weighted average number of common shares includes an adjustment to the weighted average number of Class L shares outstanding to reflect the length of time the Class L shares were outstanding prior to conversion relative to the respective three and twelve month periods. The converted Class L shares are already included in the weighted average number of common shares outstanding for the period after their conversion.
(2)	Represents the dilutive effect of stock options using the treasury stock method.